UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2008

EXACTECH, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	0-28240	59-2603930
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2320 NW 66th Court

Gainesville, Florida 32653

(Address of Principal Executive Office)

Registrant’s telephone number, including area code (352) 377-1140

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2008, Exactech, Inc. (the “Company”) and Dr. William Petty, the Company’s Chief Executive Officer and Chairman of the Board of Directors, completed an employment agreement, dated March 31, 2008, between Dr. Petty and the Company. The employment agreement is effective beginning January 1, 2008, and extends Dr. Petty’s term as Chief Executive Officer and Chairman of the Board of Directors with the Company, until December 31, 2010. During the term of the contract Dr. Petty will receive an initial base annual salary of $498,000. In addition, Dr. Petty is entitled to receive annual bonuses and/or equity awards including a cash bonus of no less than 50% of his annual base salary and an equity award of no less than 100% of his annual base salary. The agreement allows for the Company to extend Dr. Petty’s employment under the agreement for a subsequent term of three years until December 31, 2013 in another capacity as designated by Dr. Petty’s successor to the office of Chief Executive Officer. While performing in this other capacity, Dr. Petty’s total annual base and incentive compensation may not be less than 70% of the average compensation paid to him for the last two years he served as our Chief Executive Officer. Dr. Petty’s employment agreement provides for the continuation of the royalty payments required under his consulting agreement with us, which royalty payments will terminate on such date on which he is no longer actively supporting the Optetrak™ knee product line on which such royalties are based. The provision for royalty payments was included in Dr. Petty’s employment agreement and consists of 0.5% of all domestic sales and 0.25% of all international sales of the Optetrak® knee product on a quarterly basis, not to exceed $150,000 annually.

If Dr. Petty’s employment is terminated without cause, Dr. Petty resigns in connection with a material breach of the employment agreement by the Company that remains uncured or a change of control in Exactech occurs, Dr. Petty shall be entitled to receive all earned and unpaid compensation plus a severance equal to all compensation contemplated to be paid to him through the longer of the December 31, 2013 term contemplated above and one year from the date of such event; provided that Dr. Petty must adhere to certain non-compete and non-solicit covenants that shall govern for this entire period.

The employment agreement is attached hereto as Exhibit 10.1 and is hereby incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Employment agreement between Exactech, Inc. and R. William Petty, M.D.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXACTECH, INC.

Date: April 4, 2008	By:	/s/ Joel C. Phillips
Joel C. Phillips
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment agreement between Exactech, Inc. and R. William Petty, M.D